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                                                                    Exhibit 99.6


                   [LETTERHEAD OF CIBC WORLD MARKETS CORP.]




The Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, New York  14224

Members of the Board:

CIBC World Markets Corp. ("CIBC World Markets") hereby consents to the reference to the opinion letter of CIBC World Markets dated June 12, 2000 to the Board of Directors of Comptek Research, Inc. ("Comptek") under the caption "SUMMARY - Opinion of Comptek's Financial Advisor" in the Offer to Exchange/Prospectus on Form S-4 of Northrop Grumman Corporation ("Northrop") relating to the merger transaction involving Comptek and Northrop. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                              Very truly yours,

                              By:  /s/ CIBC World Markets Corp.
                                   --------------------------------
                                   CIBC WORLD MARKETS CORP.



New York, New York
July 5, 2000